Exhibit 3.5

Certificate of Conversion

For

“Other Business Entity”

Into

Florida Limited Liability Company

This Certificate of Conversion and attached Articles of Organization are submitted to convert the following “Other Business Entity” into a Florida Limited Liability Company in accordance with s.608.439, Florida Statutes.

1. The name of the “Other Business Entity” immediately prior to the filing of this Certificate of Conversion is:

Florida East Coast Deliveries, Inc.

(Enter Name of Other Business Entity)

2. The “Other Business Entity” is a corporation 382089

(Enter entity type. Example: corporation, limited partnership, sole proprietorship,

general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of Florida

(Enter state, or if a non-U.S. entity, the name of the country)

on May 13, 1971

(Enter date “Other Business Entity” was first organized, formed or incorporated)

3. If the jurisdiction of the “Other Business Entity” was changed, the state or country under the laws of which it is now organized, formed or incorporated:

4. The name of the Florida Limited Liability Company as set forth in the attached Articles of Organization:

Florida East Coast Deliveries, LLC

(Enter Name of Florida Limited Liability Company)

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:

The name of the Limited Liability Company is:

Florida East Coast Deliveries, LLC.

(Must end with the words “Limited Liability Company,” the abbreviaion “L.L.C.,”

or the designation “LLC.”)

ARTICLE II - Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:
7411 Fullerton Street, Suite 300	7411 Fullerton Street, Suite 300
Jacksonville, Florida 32256	Jacksonville, Florida 32256

ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature:

(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

Corporation Service Company
Name

1201 Hays Street
Florida street address (P.O. Box NOT acceptable)

Tallahassee 32301 FL
City, State and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. 1 further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S..

/s/ Lyneth Coleman
Registered Agent’s Signature (REQUIRED)
Lynette Coleman as its agent

(CONTINUED)

ARTICLE IV- Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

ARTICLE V: Effective date, if other than the date of filing: 12/31/07 10:00 am.

(OPTIONAL)

(If an effective date is listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filing.)

REQUIRED SIGNATURE:

/s/ David Brooks
Signature of a member or an authorized representative of a member (In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the acts stated herein are true.)

David N. Brooks
Typed or printed name of signee

Filing Fees:

$125.00 Filing Fee for Articles of Organization and Designation of Registered Agent

$ 30.00 Certified Copy (Optional)

$ 5.00 Certificate of Status (Optional)